Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160046) of Quicksilver Resources Inc. of our report dated March 2, 2009 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in Amendment No. 1, Amendment No. 2, and Amendment No. 3 to the Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
June 17, 2009